EX-107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Getty Images Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Primary Offering Class A Common Stock underlying Warrants	Other(2)	3,749,980	$11.50	$43,124,770	0.0000927	$3,998	—	—	—	—
Fees to Be Paid	Equity	Secondary Offering Class A Common Stock	457(c)	407,779,789	$25.56(3)	$10,422,851,407	0.0000927	$966,198	—	—	—	—
Fees to Be Paid	Other	Secondary Offering Warrants to purchase Class A Common Stock	Other	22,310,000(4)	—	—	—(4)	—(4)	—	—	—	—

	Total Offering Amounts							$970,196
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$970,196

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price	Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock underlying Warrants(5)	39,260,000(6)	$451,490,000	S-4	333-262203	June 30, 2022

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).
(3)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, as amended, based on the average of the high and the low prices as reported on the New York Stock Exchange on August 5, 2022.

(4)

The resale of the Private Placement Warrants, the Forward Purchase Warrants and the shares of Class A Common Stock of the registrant issuable upon exercise of the Private Placement Warrants and the Forward Purchase Warrants are being simultaneously registered hereunder. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Private Placement Warrants and Forward Purchase Warrants has been allocated to the shares of Class A Common Stock underlying such Private Placement Warrants and Forward Purchase Warrants and those shares of Class A Common Stock are included in the registration fee as calculated herein.

(5)

No registration fee is payable in connection with the 39,260,000 shares of Class A Common Stock previously registered on a registration statement on Form S-4 (File No. 333-262203), which was declared effective on June 30, 2022 (the “Prior Registration Statement”) because such shares are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. A registration fee is only payable in connection with the 411,549,769 shares of Class A Common Stock that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $10,465,976,177. See “Statement Pursuant to Rule 429” in this registration statement.

(6)

39,260,000 shares of Class A Common Stock registered under the Prior Registration Statement are included this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.